H2DIESEL HOLDINGS, INC.

Stock Option Agreement

 1. Grant of Option. In accordance with and subject to the terms and conditions of this Stock Option Agreement (the “Agreement”), H2Diesel Holdings, Inc., a Florida corporation (the “Corporation” which term shall include any entity which acquires, through merger, share exchange, purchase of assets or otherwise, substantially all of the capital stock or assets of the Corporation), grants to the person identified on Schedule 1 attached hereto (the “Optionee”) a nonqualified stock option (the “Option”) to purchase the number of shares (the “Option Shares”) of its Common Stock, par value $.001 per share (“Common Stock”), set forth on Schedule 1, at the initial option exercise price set forth in Schedule 1 (such price, as it may be adjusted hereunder from time to time, the “Exercise Price”).

2. Acceptance by Optionee. The exercise of the Option or any portion thereof is conditioned upon acceptance by the Optionee of the terms and conditions of this Agreement, as evidenced by the Optionee’s execution of Schedule 1 to this Agreement and the delivery of an executed copy of this Agreement to the Corporation.

3. Vesting of Option. The Option shall vest and be exercisable as set forth in Schedule 1.

(A) Pursuant to a Consulting Services Agreement executed simultaneously with this Agreement (the “Consulting Agreement”) the Corporation has entered into arrangements with the firm eBarton, LLC, which is controlled by the Optionee. Except as specifically herein provided, the Consulting Agreement is deemed incorporated herein and the Definitions therein shall be referenced for purposes of interpretation hereof. The Consulting Agreement contains as Exhibit A a list of firms that are designated as Potential Customers (“Potential Customers”) for the purpose of vesting under Schedule 1. Corporation and eBarton have agreed pursuant to the Consulting Agreement that additional firms may be added to Exhibit A as Potential Customers, and that nominees of eBarton shall not be unreasonably excluded from Exhibit A. The termination of the Consulting Agreement shall not be deemed to terminate the designation of Persons as Potential Customers under this Agreement so long as an introduction has been made.

(B) The Corporation shall specifically require any person with whom it enters any of the transaction contemplated by Sections 6(c)(iii), Section 8 hereof, or similar transactions (“Successors”) to provide, as a condition of the closing of such transactions, specific assurances to Optionee that, notwithstanding any prior contacts of any type Such Successor has had or subsequent with Potential Customers, whether with respect to the proprietary biofuel; or otherwise, that the vesting and exercise provisions of this Option Agreement shall continue to apply in full force and effect to the vesting of Optionee’s shares in accordance with the terms of Schedule 1 hereof.

4. Expiration of Option. The Option shall expire on the expiration date set forth in Schedule 1 (the “Expiration Date”) and may not be exercised after such date.

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5. Conditions to Exercise of Option. The Optionee may exercise the Option or any portion thereof to the extent then vested at any time or from time to time during the period commencing on the Grant Date set forth on Schedule 1 and ending on the Expiration Date (the “Option Term”). The Option may be exercised only by the Optionee or, in the event of his death or incompetence, his personal representative or heirs, as the case may be.

6. Procedure for Exercise. (a) The vested portion of the Option may be exercised for the number of Option Shares specified in a written notice delivered to the Corporation at least five days prior to the date on which purchase is requested (such notice, an “Exercise Notice”), accompanied by full payment in cash of the aggregate Exercise Price in respect of such Option Shares. If specified in the Exercise Notice, payment of such Exercise Price may also be made by means of the Corporation retaining from the Option Shares to be delivered upon exercise of the Option, or portion thereof, that number of Option Shares having an aggregate Fair Market Value (as defined below) on the date that the Exercise Notice is delivered to the Corporation (the date that the Exercise Notice is delivered to the Corporation being referred to as the “Valuation Date”; provided, however , that if such date is not a day on which securities markets are open for trading, then the Valuation Date shall be the first succeeding date that such markets are open) equal to the aggregate Exercise Price of the total number of Option Shares with respect to which the Optionee shall then be exercising the Option. If upon exercise of all or a portion of the Option there shall be payable by the Corporation or a subsidiary any amount for withholding taxes, then, at the Corporation’s election and as a condition to such exercise, either (i) the Corporation shall reduce the number of Option Shares to be issued to the Optionee by a number of Option Shares of Common Stock having an aggregate Fair Market Value on the Valuation Date equal to the amount of such withholding tax or (ii) the Optionee shall pay such amount to the Corporation or its subsidiary, as applicable.

(b) If any applicable law requires the Corporation to take any action with respect to the Option Shares specified in the Exercise Notice, or if any action remains to be taken under the Certificate of Incorporation or Bylaws of the Corporation, as in effect at the time, to effect due issuance of Option Shares, then the Corporation shall take such action and the day for delivery of such Option Shares shall be extended for the period necessary to take such action. The Optionee shall not have any of the rights of a shareholder of the Corporation under the Option.

(c) As used herein, the phrase “Fair Market Value” shall mean (i) if the Common Stock is listed or admitted for trading on a national securities exchange, an automated quotation system or the Over-the-Counter Bulletin Board, the last reported sale price per share of the Common Stock on the Valuation Date, or, in case no such reported sale takes place on such day or is reported, then the average of the last reported per share bid and ask prices for shares of the Common Stock on such date (or if such bid and ask prices are not available on such date, the most recent preceding date), in either case as officially reported by such securities exchange, quotation system or Bulletin Board on which the Common Stock is listed or admitted to trading, (ii) if not so listed or admitted for trading, the fair market value of a share of the Common Stock as determined by the Corporation’s board of directors in good faith, or (iii) if such exercise is in connection with a merger or consolidation of the Corporation in which the Corporation is not the survivor or in which the Common Stock is exchanged for cash or other securities or a sale of all or substantially all of the assets of the Corporation (collectively, a “Sale”), the implied price per share of the Common Stock resulting from such Sale.

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7. Adjustment of Exercise Price and Option Shares. (a) If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (A) the Exercise Price in effect on such record date, and (B) the quotient obtained by dividing (x) the number of Option Shares for which the Option was exercisable on such record date without giving effect to the event referred to in the foregoing clause (i) or (ii) (such number of Option Shares, the “Record Date Option Shares”), by (y) the aggregate number of shares to which the Record Date Option Shares would have been increased or decreased immediately after and as a result of the event referred to in the foregoing clause (i) or (ii) had the Record Date Option Shares been issued immediately prior to such record date.

(b) Upon each adjustment of the Exercise Price as provided in Section 8(a), the Optionee shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of Option Shares equal to the product of (i) the number of Record Date Option Shares and (ii) the quotient obtained by dividing (A) the Exercise Price existing prior to such adjustment by (B) the new Exercise Price resulting from such adjustment.

8. Reclassification, Etc. In case of any reclassification or change of the outstanding Common Stock of the Corporation (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Corporation with, or merger of the Corporation into, another corporation or other business organization (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Corporation) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Corporation or its successor shall be delivered to the Optionee, so that the Optionee shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Option as to the number of Option Shares is then exercisable, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of Option Shares which might have been purchased by the Optionee immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Optionee to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of the Option) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise of the Option.

9. Non-Transferability of Option. The Option granted hereunder to the Optionee shall not be transferable by the Optionee otherwise than by will, or by the laws of descent and distribution.

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10. Compliance With Applicable Law. The issuance of the Option Shares pursuant to the exercise of the Option is subject to compliance with all applicable laws, including without limitation laws governing withholding from employees and nonresident aliens for income tax purposes.

11. Representations and Warranties of Optionee.

(a) The Optionee acknowledges his understanding that the grant of the Option is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”). In furtherance thereof, the Optionee represents and warrants to the Company as follows:

(i)  The Optionee realizes that the basis for the exemption from registration may not be available if, notwithstanding the Optionee’s representations contained herein, the Optionee is merely acquiring the Option for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Optionee does not have any such intention.

(ii)  The Optionee is acquiring the Option solely for the Optionee’s own account and not with view to, or resale in connection with, any distribution of the Option or the Option Shares.

(iii)  The Optionee has the financial ability to bear the economic risk of the Option, has adequate means for providing for his current needs and contingencies, and has no need for liquidity with respect to the Option or the Option Shares.

(iv)  The Optionee and the Optionee’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), have received this Agreement and all other documents provided by the Company pursuant to the requests of the Optionee or its Advisors, if any, and have carefully reviewed them and they understand the information contained therein, prior to the execution of this Agreement.

(v)  The Optionee (together with his, her or its Advisors, if any) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Option and the Option Shares. If other than an individual, the Optionee also represents it has not been organized solely for the purpose of acquiring the Option or the Option Shares.

(b)  The Optionee is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.

(c)  The Optionee acknowledges that each of the Company and H2Diesel, Inc., its wholly owned subsidiary (“Subsidiary”, and together with the Company, the “H2Diesel Companies”), is a development stage company with no or a limited operating history or revenues, and no or few employees. The Optionee further acknowledges that the Company has not made any representations to the Optionee regarding its or Subsidiary’s business prospects or the Company’s or Subsidiary’s ability to generate revenues in the future.

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(d)  The Optionee represents, warrants and agrees that he, she or it will not sell or otherwise transfer the Option or any Option Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Optionee must bear the economic risk of his, her or its purchase because, among other reasons, the Option and the Option Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Optionee is aware that the Option is and any Option Shares will be “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Optionee also understands that the Company is under no obligation to register the Option or any Option Shares on his, her or its behalf or to assist them in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Optionee understands that any sales or transfers of the Option and any Option Shares are further restricted by state securities laws and the provisions of this Agreement.

(e)  No representations or warranties have been made to the Optionee by any of the H2Diesel Companies, or any of their respective officers, employees, agents, sub-agents, affiliates or subsidiaries, other than any representations of the Company contained herein, and in accepting the Option the Optionee is not relying upon any representations other than those contained herein.

(f)  The Optionee understands and acknowledges that the Option and the value of the Option Shares is speculative and may ultimately become worthless and has carefully read and considered the matters set forth in the public reports filed with the Securities and Exchange Commission, and, in particular, acknowledges that the Company has a limited operating history and is engaged in a highly competitive business.

(g)  The Optionee’s overall commitment to investments that are not readily marketable is not disproportionate to the Optionee’s net worth, and the Option and the Option Shares will not cause such overall commitment to become excessive.

(h)  The Optionee and his, her or its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Option and the Option Shares and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Optionee and his, her or its Advisors, if any.

(i)  The Optionee has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

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12. Restrictions on Option Shares. Unless a current registration statement under the Securities Act shall be in effect with respect to the Option Shares to be issued upon exercise of the Option, the Optionee, by accepting the Option, covenants and agrees that, at the time of exercise the Option, the Optionee will deliver to the Corporation such written representations that the Company may deem necessary or appropriate to ensure that the Option Shares are not required to be registered under the Securities Act or applicable state securities laws. The Optionee agrees that certificates representing Option Shares may bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

13. Notices Generally. Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by overnight courier service; or (iv) by personal delivery, and shall be properly addressed to the Optionee at the last known address or facsimile number appearing on the books of the Corporation, or, except as herein otherwise expressly provided, to the Corporation at its principal executive office Attention: Chief Executive Officer, or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.

14. Miscellaneous.

(a) This Agreement has been duly authorized on behalf of the Corporation by the Board. The Optionee represents that he is free to enter into this Agreement and that his entering into this Agreement does not violate any obligation that he has to any other person or legal entity.

(b) In the event that any provision of this Agreement would be held to be invalid or unenforceable for any reason unless narrowed by construction, this Agreement shall be construed as if such invalid or unenforceable provision had been more narrowly drawn so as not to be invalid or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

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(c) This Agreement sets forth the entire understanding of the Corporation and the Optionee with respect to the subject matter hereof and cannot be amended or modified except by a writing signed by both parties.

(d) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective permitted successors and assigns, heirs and personal representatives.

(d) This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of Florida without regard to its choice of law provisions that would cause the laws of another jurisdiction to apply.

(e) This Agreement may be executed in counterparts which, taken together, shall constitute a single original document.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed as of the Date of Grant set forth in Schedule 1.

H2DIESEL HOLDINGS, INC.

By:
___/s/ David A. Gillespie_______
Name: David A. Gillespie
Title: Chief Executive Officer

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Schedule 1
Stock Option Agreement

1. Name of Optionee:	Kim Loreen Johnson
2. Number of Option Shares:	1,500,000 shares of Common Stock
3. Option Exercise Price Per Share:	$6.00
4. Date of Grant:	April 24, 2007
5. Expiration Date:	April 23, 2012
6. Vesting Schedule:
Options will vest as follows:
25,000 shares on execution by the company of each Test Burn Agreement with a counter party introduced to the Company by the Optionee.
25,000 shares on completion of the physical testing included in such Test Burn Agreement.
50,000 shares for each 10,000,000 gallons per year of biofuel delivered to customers that have completed such Test Burns, or have been otherwise introduced to the Company by the Optionee. 50,000 shares for each 10,000,000 gallon per year increment above the initial annual volumes for each such customer. Any unvested portion of the Option on April 23, 2010 will expire.

Accepted and agreed to as of the date first above written:

/s/ Kim L. Johnson
Kim L. Johnson

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